UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2008

VISTA GOLD CORP.
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-9025	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, CO	80127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 981-1185

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

On April 17, 2008, Vista Gold Corp. (“Vista” or the “Company”) announced that it finalized the purchase of gold ore processing equipment to be used at Vista’s Paredones Amarillos Project in Baja California Sur, Mexico as contemplated by the Company’s previously reported purchase agreement (“Purchase Agreement”) dated January 4, 2008, among Vista Gold Corp., its wholly-owned subsidiary Minera Paredones Amarillos, S.A. de C.V.,  A.M. King Industries, Inc. (“A.M. King”) and Del Norte Company Ltd., a wholly owned subsidiary of A.M. King.  The transportation of the major equipment items (gyratory crusher, SAG mill, ball mills and pebble crusher) from the Colomac Mill Site in the Northwest Territories in Canada to Edmonton, Alberta, pursuant to the Purchase Agreement terms, started on March 1, 2008 and concluded April 17, 2008.   All of the shipped equipment is now in Vista’s lay-down yard in Edmonton.

Item 7.01               Regulation FD Disclosure.

On April 17, 2008, Vista Gold Corp. issued a press release furnished herewith as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(b)  Pro Forma Financial Information.

To be filed, if applicable, under cover of Form 8-K/A no later than 71 calendar days after the date this Report is required to be filed.

(d)  Exhibits.

Exhibit 99.1            Press Release of Vista Gold Corp. dated April 17, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA GOLD CORP.

	By:	/s/ Gregory G. Marlier
Gregory G. Marlier
Chief Financial Officer

Date: April 18, 2008